M3Sixty Funds Trust 485BPOS

Exhibit 99(i)(2)

October 28, 2019

M3Sixty Funds Trust

4300 Shawnee Mission Parkway, Suite 100

Fairway, Kansas  66205

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Cognios Large Cap Value Fund, the Cognios Large Cap Growth Fund and the Cognios Market Neutral Large Cap Fund, each a series portfolio of the M3Sixty Funds Trust (the “Trust”) that  is included in Post-Effective Amendment No. 17 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-206491), and Amendment No. 22 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-23089), on Form N-1A of the Trust.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@Practus.com.

Very truly yours,

/s/ John H. Lively
On behalf of Practus, LLP

JOHN H. LIVELY ● MANAGING PARTNER

11300 Tomahawk Creek Pkwy ● Ste. 310 ● Leawood, KS 66211 ● p: 913.660.0778 ● c: 913.523.6112

Practus, LLP  ●  John.Lively@Practus.com  ●  Practus.com